EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

April 29, 2005	Contact:	Helen W. Cornell Vice President, Finance and CFO (217) 228-8209

GARDNER DENVER, INC. PRICES COMMON STOCK OFFERING

QUINCY, IL (April 29, 2005) – Gardner Denver, Inc. (NYSE:GDI) announced today the pricing of a public offering of 5,000,000 shares of its common stock at a price of $37 per share. The offered shares will be issued pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. In connection with the offering, Gardner Denver has also granted the underwriters an option to purchase up to 750,000 additional shares of common stock from the Company, within 30 days, to cover over-allotments, if any. The closing of the offering is expected to occur on May 4, 2005 and is subject to customary closing conditions.

Gardner Denver intends to use the proceeds from the sale of the shares, plus other available funds, to finance its pending acquisition of Thomas Industries Inc. and to repay certain outstanding indebtedness. If the acquisition is not completed, the proceeds will be used to repay outstanding indebtedness. The closing of the acquisition is subject to Thomas Industries’ shareholder approval, regulatory approvals and other customary conditions.

Bear, Stearns & Co., Inc. is acting as the sole book-running manager in this offering and J. P. Morgan Securities Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc., are acting as co-managers.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering of common stock may be made only by means of the prospectus supplement and prospectus, a copy of which is available from Bear, Stearns & Co., Inc., c/o Prospectus Department at 383 Madison Avenue, New York, New York 10179, (631) 274-8321.

Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the private Securities Litigation Reform Act of 1995, including, without limitations, the expected effect on earnings from the Thomas Industries acquisition. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those expressed in or implied by forward-looking statements: (1) the ability to complete the Thomas Industries acquisition and identify, negotiate and complete other possible future acquisitions and (2) the list of other uncertainties and factors set forth in the Company’s 2004 10-K filed on March 15, 2005. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, even though its situation and circumstances may change in the future.

Gardner Denver, with 2004 revenues of $740 million ($896 million on a pro forma basis including the acquisition of Nash Elmo, which was completed in September 2004), is a leading worldwide manufacturer of reciprocating, rotary and vane compressors, liquid ring pumps and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial markets, and other fluid transfer equipment serving chemical, petroleum, and food industries. Gardner Denver’s news releases are available by visiting the Investor Relations page on the Company’s website (www.gardnerdenver.com).

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